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                                                                     Exhibit 4.2

                              AMENDED AND RESTATED
                                CODE OF BY-LAWS
                                       OF
                            CENTRAL NEWSPAPERS, INC.


                                   ARTICLE 1
                 Identification, Records, Seal and Fiscal Year


     Section 1.01. Name. The name of the Corporation is Central Newspapers, Inc. (the "Corporation").

     Section 1.02. Place of Keeping Corporate Books and Records. The
Corporation shall keep at its principal office a copy of (a) its Articles of Incorporation and all amendments thereto currently in effect (the "Articles");
(b) its Code of By-Laws and all amendments thereto currently in effect (the "By-Laws"); (c) resolutions adopted by the Board of Directors (the "Board") with respect to one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to these resolutions are outstanding; (d) minutes of all meetings of the shareholders of the Corporation (each a "Shareholder" and, collectively, the "Shareholders") and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years;
(e) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three years; (f) a list of the names and business addresses of the current directors of the Corporation (the "Directors") and the current officers of the Corporation (the "Officers"); and (g) the most recent Annual Report of the Corporation as filed with the Secretary of State of Indiana. The Corporation shall also keep and maintain at its principal office, or at such other place or places within or without the State of Indiana as may be provided, from time to time, in these By-Laws, (a) minutes of all meetings of the Board and of each committee, and records of all actions taken by the Board and by each committee without a meeting; (b) Shareholders Minutes; (c) appropriate accounting records of the Corporation; and (d) a record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of shares, stating the number and class of shares held by each Shareholder. All of the records of the Corporation described in this Section shall be maintained in written form or in another form capable of conversion into written form within a reasonable time.

     Section 1.03. Seal. The corporate seal of the Corporation shall be in circular form and mounted upon a metal die, suitable for impressing upon paper, and about the upper periphery of the seal shall appear the words "Central Newspapers, Inc." and about the lower periphery thereof shall appear the word "Indiana" and in the center thereof shall appear the word "Seal" and the year "1934". The corporate seal shall be used for ceremonial or traditional purposes in such circumstances as the Secretary or Assistant Secretary shall deem appropriate. The Corporation shall not be required to use the corporate seal for any purpose whatsoever, and the absence of the impression of the corporate seal from any document shall not affect in any way the validity or effect of such document.

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     Section 1.04. Fiscal Year. Each fiscal year of the Corporation shall end on the last Sunday of each calendar year, and the next fiscal year shall begin on the Monday following the last Sunday in each calendar year.



                                   ARTICLE 2
                                     Shares

     Section 2.01. Certificates for Shares. Each holder of the shares of the Corporation shall be entitled to a certificate evidencing the shares owned by such Shareholder in such form as the Board may prescribe from time to time. However, unless the Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of the Corporation's classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation or any of its transfer agents or registrars shall send the Shareholder a written statement of the information required on certificates by the Indiana Business Corporation Law, as amended from time to time (the "Act"), and the information required by the Indiana Uniform Commercial Code, as in effect from time to time. A holder of such shares may request that a certificate be provided to him by giving notice to the Secretary of the Corporation. The certificate shall be provided in the form prescribed by the Board.

     Section 2.02. Transfer of Shares. The shares of the Corporation shall be transferable only on the books of the Corporation upon delivery to the Corporation or any of its transfer agents of the certificate(s) representing the same or, in the case of shares without certificates, an instrument of assignment in respect of the shares being transferred, in form and substance satisfactory to the Corporation and any of its transfer agents, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement to be guaranteed by a bank or registered securities broker or dealer. The requirement for such guarantee may be waived in writing upon the form of endorsement by the President of the Corporation.

     Section 2.03. Lost, Stolen or Destroyed Certificates. Each holder of the shares of the Corporation shall immediately notify the Corporation or one of its agents of any loss, theft or destruction of any certificate evidencing ownership of shares of the Corporation. The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued and alleged to have been lost, stolen or destroyed, but the Board may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to furnish affidavit as to such loss, theft or destruction and to give a bond in such form and substance, and with such surety or sureties, with fixed or open penalty, as it may direct to indemnify the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of such certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is not imprudent to do so.

     Section 2.04. Issue and Consideration for Shares. The Board may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the



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Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. If shares are issued for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the Shareholders the number of shares authorized to be so issued with or before the notice of the next Shareholders' meeting. However, if the Corporation is subject to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), these reporting requirements are satisfied by complying with the proxy disclosure provisions of the Exchange Act. The adequacy of the consideration is to be determined by the Board, and that determination is conclusive insofar as the adequacy of the shares relates to whether the shares are validly issued, fully paid, and nonassessable. Once the Corporation receives the consideration for which the Board authorized the issuance of the shares, the shares are fully paid and nonassessable.

     Section 2.05. Transfer Agent and Registrars. The Board may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the shares of the Corporation.


                                   ARTICLE 3
                            Meetings of Shareholders

     Section 3.01. Place of Meetings. All meetings of Shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

     Section 3.02. Annual Meeting. Unless otherwise determined by the Board, the annual meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting, shall be held at 10:00 in the forenoon of the second Wednesday in May of each year, if such day is not a legal holiday, and if a holiday then on the first following day that is not a legal holiday. Failure to hold the Annual Meeting at the designated time does not affect the validity of any corporate action.

     Section 3.03. Special Meetings. Special meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by the Board or the President, and shall be called by the President or any Officer designated by the President at (a) the request in writing of a majority of the Board, or (b) at the written demand, delivered to the Secretary, of Shareholders holding of record not less than 25% of the voting power of all the shares of the Corporation issued and outstanding and entitled by the Articles to vote on the business proposed to be transacted thereat. All requests or demands for special meetings shall state the purpose or purposes thereof, and the business transacted at such meeting shall be confined to the purposes stated in the call and matters germane thereto.

     Section 3.04. Record Date. The Board may fix a record date, not exceeding seventy (70) days prior to the date of any meeting of the Shareholders, for the purpose of determining the Shareholders entitled to notice of and to vote at such meeting. In the absence of action by the Board


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fixing a record date as herein provided, the record date shall be the thirtieth
(30th) day prior to the date of the meeting. A new record date must be fixed if a meeting of Shareholders is adjourned to a date more than 120 days after the date fixed for the original meeting.

     Section 3.05. Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and, in the case of a special meeting or when otherwise required by any provision of the Act, the Articles or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the persons calling the meeting to each Shareholder at the time entitled to vote, at such address as appears on the records of the Corporation, at least ten (10) and not more than sixty (60) days before the date of the meeting. Notice of any special meeting called at the written demand of Shareholders shall be delivered or mailed within sixty (60) days of the Secretary's receipt of such demand. Each Shareholder who has in the manner provided in Section 3.06 of these By-Laws waived notice of a Shareholders' meeting, or who personally attends a Shareholders' meeting, or is represented thereat by a proxy duly authorized to appear by an instrument of proxy complying with the requirements hereinafter set forth, shall be conclusively presumed to have been given due notice of such meeting.

     Section 3.06. Waiver of Notice. Notice of any annual or special meeting may be waived in writing by any Shareholder, before or after the date and time of the meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder's attendance at any meeting in person or by proxy shall constitute a waiver of any objection to (a) notice of such meeting, unless the Shareholder at the beginning of the meeting objects to the holding of or the transaction of business at the meeting, and (b) consideration at such meeting of any business that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

     Section 3.07. Proxies. A Shareholder entitled to vote at any meeting may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact of such Shareholder. For purposes of this Section, a proxy granted by telegram, telex, telecopy or other document transmitted electronically for or by a Shareholder shall be deemed "executed in writing by the Shareholder." The general proxy of a fiduciary shall be given the same effect as the general proxy of any other Shareholder. No proxy shall be valid after eleven months from the date of its execution unless a longer or shorter time is expressly provided therein. An appointment of a proxy is revocable by a Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     Section 3.08. Quorum. At any meeting of Shareholders, the holders of outstanding shares representing a majority of the votes entitled to be cast with respect to the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum, and a majority vote of such quorum shall be necessary for the transaction of any business by the meeting, unless a greater number is required by law, the Articles or these By-Laws. In case a quorum shall not be present at any meeting, the holders of record representing a majority of the votes so present in person


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or by proxy may adjourn the meeting from time to time, without notice, other than announcement at the meeting, unless the date of the adjourned meeting requires that the Board fix a new record date therefore, in which case notice of the adjourned meeting shall be given. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

     Section 3.09. Shareholder List. The Secretary shall cause to be prepared before each meeting of Shareholders a complete list of the Shareholders entitled to notice of such meeting, arranged in alphabetical order by class of shares (and each series within a class), and showing the address of, and the number of shares entitled to vote held by, each Shareholder (the "Shareholder List"). Beginning five business days before the meeting and continuing throughout the meeting, the Shareholder List shall be on file at the principal office or at a place identified in the meeting notice as the city where the meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder's purpose, and if the Shareholder List is directly connected with the Shareholder's purpose, a Shareholder (or such Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder's expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book, or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any meeting.

     Section 3.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting if the action is taken by all the Shareholders entitled to vote on the action. The action must be evidenced by one (1) or more written consents describing the action taken, signed by all the Shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section is effective when the last Shareholder signs a written consent, unless the consent specifies a different prior or subsequent effective date.

     Section 3.11. Voting Rights of Shareholders. The Shareholders of the Corporation shall have the voting rights set forth in the Articles.

     Section 3.12. Order of Business. The order of business at the annual meetings, and so far as practicable at all other meetings, of Shareholders shall be as determined by the chairman of the meeting. The Chairman of the Board shall preside at each meeting of shareholders. In the absence of the Chairman, the meeting shall be chaired by an officer of the Corporation in accordance with the following order: Chief Executive Officer, President and Vice President. In the absence of all such officers, the meeting shall be chaired by a person chosen by the vote of a majority in interest of the Shareholders present in person or represented by proxy and entitled to vote thereat. Secretary or in his or her absence an Assistant Secretary or in the absence of the Secretary and all Assistant Secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

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     The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot, unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 3.13. Notice of Shareholder Business. At an annual meeting of the Shareholders, only such business or proposals ("Business") may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by Shareholders at the meeting. To be properly brought before an annual meeting, Business must be (a) specified in the notice of meeting (or supplement thereto) given in accordance with Section 3.05 of these By-Laws, (b) brought before the meeting by or at the direction of the Board or the President, or (c) brought before the meeting by a Shareholder after giving timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation, not less than thirty (30) days prior to the annual meeting; provided, however, that in the event that less than forty (40) days notice or prior public disclosure of the date of the annual meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the meeting was mailed or such public disclosure made. A Shareholder's notice to the Secretary shall set forth as to each matter the Shareholder proposes to bring before the annual meeting (a) a brief description of the Business desired to be brought before the meeting, (b) the name and address, as they appear on the Corporation's Shareholder List, of the Shareholder proposing such Business, (c) the class and number of shares of the Corporation which are beneficially owned by the Shareholder, and (d) any interest of the Shareholder in such Business. The person presiding at the annual meeting shall, if the facts warrant, determine and declare to the meeting that Business was not properly brought before the meeting in accordance with the By-Laws, or that Business was not lawful or appropriate for consideration by Shareholders at the meeting, and if he should so determine, he shall so declare to the meeting, and any such Business shall not be transacted. At any special meeting of the Shareholders, only such Business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.


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         Section 3.14. Notice of Shareholder Nominees. Nominations of persons for election to the Board may be made at any meeting of Shareholders by or at the direction of the Board or by any Shareholder of the Corporation entitled to vote for the election of Directors at the meeting. Shareholder nominations shall be made pursuant to timely notice given in writing to the Secretary of the Corporation in accordance with Section 3.13 of these By-Laws. Such Shareholder's notice shall set forth as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Corporation which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected), and (e) the qualifications of the nominee to serve as a Director of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No Shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 3.14. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a Shareholder nomination was not made in accordance with the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                   ARTICLE 4
                               Board of Directors

         Section 4.01. Duties and Number. The business and affairs of the Corporation shall be managed under the direction of a Board of seven (7) Directors, which number may be either increased or decreased from time to time by resolution adopted by not less than a majority of the directors then in office; provided, however, that no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

         Section 4.02. Election, Term of Office and Qualification. Directors shall be elected at each annual meeting by the Shareholders entitled by the Articles to elect Directors. Directors shall be elected for a term of one year and shall hold office until their respective successors are elected and qualified. Directors need not be residents of the State of Indiana or Shareholders of the Corporation. No decrease in the number of Directors at any time provided for these By-Laws shall have the effect of shortening the term of any incumbent Director.

         Section 4.03. Powers of Directors. The Board shall exercise all the powers of the Corporation, subject to the restrictions imposed by law, the Articles, or these By-Laws.


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     Section 4.04. Annual Meeting. Unless otherwise determined by the President or the Board, the Board shall meet each year immediately after the annual meeting of the Shareholders, at the place where such meeting of the Shareholders has been held, for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting.

     Section 4.05. Regular Board Meetings. Regular meetings of the Board may be held at stated times or from time to time, and at such place, either within or without the State of Indiana, as the Board may determine, without call and without notice.

     Section 4.06. Special Board Meetings. Special meetings of the Board may be called at any time or from time to time, and shall be called on the written request of at least two Directors or the President, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mail, telephone, telegraph, teletype or other form of wire or wireless communication at least two days' notice of the date, time and place of such meeting. Special meetings shall be held at the principal office or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof. A Director may waive notice of any special meeting of the Board before or after the date and time stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a special meeting waives any required notice to the Director of the meeting unless the Director at the beginning of the meeting (or promptly upon the Director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 4.07. Meeting by Telephone, etc. Any or all of the members of the Board or of any committee designated by the Board may participate in a meeting of the Board or the committee, or conduct a meeting through the use of, any means of communication by which all persons participating may simultaneously hear each other during the meeting, and participation in a meeting using these means constitutes presence in person at the meeting.

     Section 4.08. Quorum. At all meetings of the Board, a majority of the number of Directors designated for the full Board shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies of the Board a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the meeting from time to time until a quorum is present. The affirmative vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

     Section 4.09. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if the action is taken by all members of the Board or of such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each member of the Board or of the committee, and included in the minutes or filed with the corporate records reflecting the action taken.


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Action taken under this Section is effective when the last member of the Board or of the committee signs a written consent, unless the consent specifies a different prior or subsequent effective date.

     Section 4.10. Resignations. Any Director may resign at any time by delivering written notice to the Board, its Chairman, the President, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If the resignation specifies a later effective date, the Board may fill the pending vacancy before the effective date, but the new Director may not take office until the vacancy occurs.

     Section 4.11. Removal. Any Director may be removed, with or without cause, at any meeting of the Shareholders by the vote specified in the Articles, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.

     Section 4.12. Vacancies. Any vacancy occurring in the Board, including a vacancy resulting from an increase in the number of Directors, may be filled by the Board, or if the Directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the Directors remaining in office. Each Director so chosen shall hold office until the expiration of the term of the Director, if any, whom he has been chosen to succeed, or, if none, until the expiration of the term designated by the Board for the directorship to which he has been elected, or until his earlier removal, resignation, death, or other incapacity.

     Section 4.13. Compensation of Directors. The Board is empowered and authorized to fix and determine the compensation of Directors for attendance at meetings of the Board and additional compensation for such additional services any of such Directors may perform for the Corporation.

     Section 4.14. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (a) any Director, or (b) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity ("Legal Entity") (1) in which any Director has a material financial interest or is a general partner, or (2) of which any Director is a director, officer or trustee (collectively, a "Conflict Transaction"), shall be valid for all purposes, if the material facts of the Conflict Transaction and the Director's interest were disclosed or known to the Board, a committee with authority to act thereon, or the Shareholders entitled to vote thereon, and the Board, such committee, or such Shareholders authorized, approved, or ratified the Conflict Transaction. A Conflict Transaction is authorized, approved or ratified:

          (a) By the Board or such committee, if it receives the affirmative vote of a majority of the Directors who have no interest in the Conflict Transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the Board or such committee or a majority of the Directors present at the meeting, and notwithstanding the presence or vote of any Director who does have such an interest; provided, however, that no Conflict Transaction may be authorized, approved or ratified by a single Director; or


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          (b)  By such Shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned or voted under the control of any Director who, or of any Legal Entity that, has an interest in the Conflict Transaction may be counted.

This Section shall not be construed to require authorization, ratification or approval by the Shareholders of any Conflict Transaction, or to invalidate any Conflict Transaction that would otherwise be valid under the common and statutory law applicable thereto.


                                   ARTICLE 5
                    Executive Committee And Other Committees

     Section 5.01. Designation of Committees. The Board may, by resolution adopted by a majority of the actual number of Directors elected and qualified, from time to time, designate (i) any two (2) or more of its members to constitute an Executive Committee, and (ii) any one (1) or more of its members to constitute any other Committee. The Board shall have the power at any time to increase or decrease the number of members of the Executive Committee or any other Committee, to fill vacancies thereon, to change any member thereof and to change the functions or terminate the existence thereof.

     Section 5.02. Powers of Committees. During the intervals between meetings of the Board, and subject to such limitations as may be required by law or by resolution of the Board, the Executive Committee shall have and may exercise all of the authority of the Board, and any other Committee shall have and may exercise such authority of the Board as may be provided in the resolution designating such Committee; provided, however, that neither the Executive Committee nor any other Committee shall have authority to do any of the following:

          (a) authorize dividends or other distributions, except that the Executive Committee (or an Officer designated by the Board) may authorize or approve a reacquisition of Shares if done according to a formula or method prescribed by the Board;

          (b) approve or propose to the Shareholders action required by the law to be submitted to the Shareholders for approval;

          (c)  fill vacancies on the Board or any Committee;

          (d)  amend the Articles, except to the extent authorized in subsection
     (g);

          (e)  adopt, amend or repeal these By-Laws;

          (f)  approve a plan of merger not requiring Shareholder approval; or


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          (g) authorize or approve the issuance or sale of Shares, or determine the designation and relative rights, preferences and limitations of a class or series of Shares, except that the Executive Committee (or an Officer designated by the Board) may take the actions described in this subsection within limits prescribed by the Board.

The members of any Committee shall act only as a Committee, and the individual members shall have no power as such. All minutes of Committee Meetings shall be submitted to the next succeeding Board Meeting; but failure to submit the same shall not invalidate any completed or incomplete action taken by the Corporation upon proper authorization by such Committee prior to the time when the same should have been or were submitted as above provided.

     Section 5.03. Meetings; Procedure; Quorum. Section 4.05 through 4.09 of these By-Laws dealing with meetings, action without a meeting, notice and waiver of notice, and quorum and voting requirements of the Board apply to the committees and their members as well.

                                   ARTICLE 6
                                    Officers

     Section 6.01. Number. The Officers of the Corporation shall consist of the President, the Chairman of the Board, the Chief Executive Officer, the Executive Vice President, one (1) or more Vice-Presidents, the Secretary, the Treasurer, the Chief Financial Officer, the General Counsel and such other officers as may be chosen by the board at such time and in such manner and for such terms as the Board may prescribe. Any two (2) or more offices may be held by the same person.

     Section 6.02. Election and Term of Office. The Officers shall be chosen by the Board or by an Officer duly elected or appointed and duly authorized by the Board. Each Officer shall hold office until his successor is chosen and qualified, until his death, until he shall have resigned, or until he shall have been removed pursuant to Section 6.04 of these By-Laws.

     Section 6.03. Resignations. Any Officer may resign at any time by delivering written notice to the Board, its Chairman, the President, or the Secretary. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     Section 6.04. Removal. Any Officer may be removed either with or without cause, at any time, by the vote of a majority of the actual number of Directors elected and qualified from time to time, or by the Officer who appointed that Officer.

     Section 6.05. Vacancies. Whenever any vacancy shall occur in any office, the same shall be filled by the Board, the President, or by an Officer duly appointed by the Board, and the Officer so chosen shall hold office during the remainder of the term for which his predecessor was chosen or as otherwise provided herein.

         Section 6.06. Chairman of the Board. The Chairman of the Board shall be elected from the Directors of the Corporation and shall have the usual duties of a Chairman of the Board.

         Section 6.07. Chief Executive Officer. If the Officers of the Corporation include both a Chairman of the Board and a President, the Board shall designate one of such Officers to be the Chief Executive Officer of the Corporation. If the office of Chairman of the Board is vacant, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer, subject to the general control of the Board, shall manage and supervise all the affairs and personnel of the Corporation and shall discharge all the usual functions of the chief executive officer of a corporation. He shall preside at meetings of the Shareholders and Directors, discharge all the duties which devolve upon a presiding officer, and shall exercise and perform such other powers and duties as these By-laws or the Board may prescribe. The Chief Executive Officer shall have full authority to execute proxies on behalf of the Corporation, and to execute, with the Secretary, powers of attorney appointing other corporations, partnerships, or individuals the agent of the Corporation, all subject to the provisions of the Act, the Articles and these By-Laws.

         Section 6.08. President. The President shall have such powers and duties as may be determined by the Board. In the absence of the Chairman of the Board, or if such office be vacant, the President shall have all the powers of the Chairman of the Board.

         Section 6.09. The Executive Vice-President and Vice-Presidents. The Executive Vice-President shall perform all duties incumbent upon the President during the absence or disability of the President, and perform such other duties as the By-Laws may require or the Board of Directors or President may prescribe. The Vice-Presidents shall perform all duties incumbent upon the Executive Vice-President during the absence or disability of the Executive Vice-President, and perform such other duties as these By-Laws may require or the Board of Directors or President may prescribe.

         Section 6.10. Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board, and shall keep or cause to be kept in a book provided for the purpose a true and complete record of the proceedings of such meetings, and shall perform a like duty, when required, for all committees created by the Board. He shall authenticate the records of the Corporation when necessary and shall exercise and perform such other powers and duties as these By-Laws, the Board, or the President may prescribe. He shall give all notices of the Corporation and, in case of his absence, negligence, or refusal so to do, any notice may be given by a person so directed by the President or by the requisite number of Directors or Shareholders upon whose request the meeting is called as provided by these By-Laws.

     Section 6.11. Treasurer. The Treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation; cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with resolutions adopted by the Board; cause the funds of the Corporation to be disbursed from the authorized depositories of the Corporation, and cause to be taken and preserved proper records of all moneys disbursed; and, in general, perform all duties incident to the office of Treasurer and such other duties as are given to the Treasurer by these By-Laws or as may be assigned to him or her by the Chairman of the Board, the President, the Chief Financial Officer, or the Board. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board.

     Section 6.12. Chief Financial Officer. The Chief Financial Officer shall have supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation; cause to be kept at the principal business office of the Corporation and preserved for review, as required by law or regulation, records of financial transactions and correct books of account using appropriate accounting principles; be responsible for the establishment of adequate internal control over the transactions and books of account of the Corporation; be responsible for rendering to the proper Officers and the Board, upon request, and to shareholders and other parties, as required by law or regulation, financial statements of the Corporation; and, in general, perform all duties incident to the office and such other duties as are given by these By-Laws or as may be assigned by the Chairman of the Board, the President or the Board.

     Section 6.13. General Counsel. The General Counsel shall have general control of all matters of legal import concerning the Corporation.

     Section 6.14. Assistant Officers. The Board or an Officer duly appointed by the Board may from time to time designate assistant Officers who shall exercise and perform such powers and duties as the Officers whom they are elected to assist shall specify and delegate to them, and such other powers and duties as these By-Laws, the Board, or the President may prescribe. An Assistant Secretary may, in the absence or disability of the Secretary, attest the execution of all documents by the Corporation.

     Section 6.15. Delegation of Authority. In case of the absence of any Officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such Officer to any other Officer or to any Director, for the time being.

                                   ARTICLE 7
                    Negotiable Instruments, Deeds, Contracts
                       Stock and Limitation OF LIABILITY

     Section 7.01. Execution of Negotiable Instruments. All checks, drafts, bills of exchange and orders for the payment of money by the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by such Officer or Officers or such agent or agents of the Corporation and in such manner as the Chief Executive Officer from time to time may determine.

     Section 7.02. Execution of Deeds, Contracts, Etc. All deeds, notes, bonds and mortgages made by the Corporation and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party may be executed in its name by the President, the Chairman of the Board, the Executive Vice-President, a Vice-President or by any other person or persons so authorized by the Board whether or not such person or persons be Officers of the Corporation. Such person or persons may delegate, from time to time, by instrument in writing, all or any part of such authority to any other person or persons if authorized to do so by the Board.

     Section 7.03. Ordinary Contracts and Agreements. All written contracts and agreements into which the Corporation enters in the ordinary course of business operations shall be executed by any Officer or by any other employee of the Corporation designated by the President to execute such contracts and agreements.

     Section 7.04. Endorsement of Certificates for Shares. Unless otherwise directed by the Board, any share or shares issued by any corporation and owned by the Corporation (including reacquired shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President, the Executive Vice-President or a Vice-President, and the Secretary, when necessary or required, shall attest such endorsement.

     Section 7.05. Voting of Shares Owned by Corporation. Unless otherwise directed by the Board, any share of shares issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholders' meeting of such other corporation by the President of the Corporation or any Officer designated by the President or authorized by the Board. Whenever, in the judgment of the President or the Board, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or any Officer designated by the President or authorized by the Board. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.


                                   ARTICLE 8
                                   Liability

     No person or his personal representatives shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by such person in good faith as an officer or employee of the Corporation, or as a director, officer, partner, trustee, employee, or agent of another foreign or domestic Corporation, partnership, joint venture, trust employee benefit-plan, or other enterprise, whether for profit or not, which he serves or served at the request of the Corporation, if such person (a) exercised and used the same degree of care and skill as a prudent man would have exercised and used under like circumstances, charged with a like duty, or (b) took or omitted to take such action in reliance upon advice of counsel for the Corporation or such enterprise or upon statements made or information furnished by persons employed or retained by the Corporation or such enterprise upon which he had reasonable grounds to rely. The foregoing shall not be exclusive of other rights and defenses to which such person or his personal representatives may be entitled under law.

                                   ARTICLE 9
                                Indemnification

     Section 9.01. Actions by a Third Party. The Corporation shall indemnify any person who is or was a party, or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than actions by or in the right of the Corporation), and whether formal or informal, who is or was a Director, officer, or employee of the Corporation or who, while a Director, officer, or employee of the Corporation, is or was serving at the Corporation's request or direction as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, either for profit or not, against:

          (a) any reasonable expenses (including attorneys' fees) incurred with respect to a proceeding, if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

          (b) judgments, settlements, penalties, fines (including excise taxes assessed with respect to employee benefit plans) and reasonable expenses (including attorneys' fees) incurred with respect to a proceeding where such person is not wholly successful on the merits or otherwise in the defense of the proceeding if:

          (i)  the individual's conduct was in good faith; and

          (ii) the individual reasonably believed:

               (A) in the case of conduct in the individual's capacity as a Director, officer or employee of the Corporation, that the individual's conduct was in the Corporation's best interests; and

               (B) in all other cases, that the individual's conduct was at least not opposed to the Corporation's best interests; and

         (iii) in the case of any criminal proceeding, the individual either:

               (A) had reasonable cause to believe the individual's conduct was lawful; or

               (B) had no reasonable cause to believe the individual's conduct was unlawful.

The termination of a proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent is not, of itself, determinative that the Director, officer, or employee did not meet the standard of conduct described in this Section.

     Section 9.02. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who is or was a party or is threatened to be made a defendant or respondent, to a proceeding, including any threatened, pending or completed action, suit or proceeding, by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person is or was a Director, officer, or employee of the Corporation or is or was serving at the request or direction of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, whether for profit or not, against any reasonable expenses (including attorneys' fees):

          (a) if such person is wholly successful on the merits or otherwise in the defense of such proceeding, or

          (b)  if not wholly successful:

          (i)  the individual's conduct was in good faith; and

          (ii) the individual reasonably believed:

               (A) in the case of conduct in the individual's capacity as a director, officer, or employee of the Corporation, that the individual's conduct was in the Corporation's best interests; and

               (B) in all other cases, that the individual's conduct was at least not opposed to the Corporation's best interests,

except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall have determined upon application, that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

     Section 9.03. Methods of Determining Whether Standards for Indemnification Have Been Met. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, or employee is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 or 2. In the case of Directors of the Corporation such determination shall be made by any one of the following procedures:

          (a) by the Board by a majority vote, of a quorum consisting of Directors not at the time parties to the proceeding;

          (b) if a quorum cannot be obtained under (a), by majority vote of a committee duly designated by the Board (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

          (c) by special legal counsel:

          (i) selected by the Board or a committee thereof in the manner prescribed in (a) or (b); or

          (ii) if a quorum of the Board cannot be obtained under (a) and a committee cannot be designated under (b), selected by a majority vote of the full Board (in which selection Directors who are parties may participate).

        In the case of persons who are not Directors of the Corporation, such determination will be made (a) by the Chief Executive Officer of the Corporation or (b) if the Chief Executive Officer so directs or in his absence, in the manner such determination would be made if the person were a director of the Corporation.

     Section 9.04. Advancement of Defense Expenses. The Corporation may pay for or reimburse the reasonable expenses incurred by a Director, officer, or employee who is a part to a proceeding described in Section 1 or 2 of this
Article in advance of the final disposition of said proceeding if:

          (a) the Director, officer, or employee furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct described in Section 1 or 2; and

              (b) the Director, officer, or employee furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that the Director, officer or employee did not meet the standard of conduct; and

              (c) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 1 or 2.

The undertaking required by this Section must be an unlimited general obligation of the Director, officer, or employee but need not be secured and may be accepted by the Corporation without reference to the financial ability of such person to make repayment.

         Section 9.05. Non-Exclusiveness of Indemnification. The indemnification and advancement of expenses provided for or authorized by this Article does not exclude any other rights to indemnification or advancement of expenses that a person may have under:

              (a) the Corporation's articles of incorporation or bylaws;

              (b) any resolution of the Board or the Shareholders of the Corporation;

              (c) any other authorization adopted by the Shareholders; or

              (d) otherwise as provided by law, both as to such person's actions in his capacity as a Director, officer, or employee of the Corporation and as to actions in another capacity while holding such office.

All such indemnification, including the indemnification authorized by this Article, shall continue as to a person who has ceased to be a Director, officer, or employee, and shall inure to the benefit of the heirs and personal representatives of such person.

                                   ARTICLE 10
                                   Amendments

         Section 10.01. Amendment of By-Laws. The power to make, alter, amend or repeal these By-Laws is vested in the Board, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of these By-Laws.